UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 28, 2017

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Christopher Rossi as President and Chief Executive Officer; Election of Director
On June 29, 2017, Kennametal Inc. (“Kennametal” or the “Company”) announced the appointment of Mr. Christopher Rossi to serve as Kennametal’s President and Chief Executive Officer starting on August 1, 2017. Mr. Rossi has also been appointed to serve as a member of the Board of Directors to hold office from August 1, 2017 until the Annual Meeting of Shareowners in October 2017 and until a successor shall have been elected and qualified or until his earlier death, resignation or removal.
Mr. Rossi, age 51, previously served as the Chief Executive Officer of Dresser-Rand at Siemens Aktiengesellschaft, from September 2015 through May 2017. From September 2012 to August 2015, Mr. Rossi served as Executive Vice President of Global Operations at Dresser-Rand Group Inc., where he was responsible for Product Manufacturing Operations and certain related functions. Mr. Rossi held various leadership positions with Dresser-Rand Group Inc., its affiliates and predecessor companies since he joined in 1987, having been responsible for the areas of Engineering, Production, Supply Chain Management, Sales and Business Development. From January 2009 to September 2012, he served as Vice President, Technology and Business Development. Prior to that, Mr. Rossi was the Executive Vice President of Product Services Worldwide, where he served from February 2007 to December 2008. In that capacity, Mr. Rossi assumed worldwide responsibility for sales of the aftermarket parts and services business. From October 2003 to February 2007, Mr. Rossi served as the Vice President and General Manager of North American Operations, where he was responsible for all U.S. plants and worldwide development engineering. Mr. Rossi was a Vice President and General Manager, Painted Post Operation from February 2001 to October 2003, and a Vice President, Supply Chain Management Worldwide, from March 1998 to January 2001. Mr. Rossi holds a Bachelor of Science in Mechanical Engineering from Virginia Tech, and an M.B.A. in Corporate Finance and Operations Management from the University of Rochester’s Simon School of Business.
In connection with his appointment as President and Chief Executive Officer, Mr. Rossi will be entitled to the following:

•	Annual base salary of $850,000

•	Cash signing bonus of $500,000, to be repaid in full if Mr. Rossi voluntarily resigns or is terminated for cause from the Company on or before August 1, 2018.

•	Participation in the Company’s Annual Incentive Plan with a target bonus for fiscal year 2018 of 120% of annual base salary.

•
On August 1, 2017, subject to Board approval, Mr. Rossi will be eligible to receive a long-term incentive grant of $2,700,000, consisting of 60% Performance Stock Units (PSU’s) and 40% Time Vesting Restricted Stock Units (RSU’s). PSU’s cliff vest after 3 years and are subject to achievement of company performance goals in each of the 3 fiscal years in the term, and RSU’s vest over a three-year period, with one-third vesting on each anniversary date of the grant. Long term incentive grants will be made under the terms of the Kennametal Inc. 2016 Stock and Incentive Plan.

•	Relocation assistance under the Company's relocation policy.

•	Participation in all general employee benefit plans and programs as well as participation in any plans and programs for executives.

•	While Mr. Rossi serves as President and Chief Executive Officer, he will not sit on any Board committees or receive any additional compensation for his Board service.
At the time that Mr. Rossi starts his service with Kennametal on August 1, 2017, he will also enter into an officer's employment agreement with Kennametal. Generally, the officer's employment agreement will provide:

•	General. Mr. Rossi will be required to devote his entire time and attention to the business and affairs of Kennametal while he is employed.

•	Term. There is no predetermined term.

•
Non-competition/non-disclosure. Unless Kennametal provides prior consent in writing, if Mr. Rossi voluntarily terminates his employment or if Kennametal terminates his employment for cause, then for two years after the date of termination, Mr. Rossi cannot, in any geographic area in which Kennametal is offering its services and products: (a) directly or indirectly engage in; or (b) assist or have an active interest in; or (c) enter the employ of, or act as agent for, or advisor or consultant to, any entity which is or is about to become directly or indirectly engaged in any business that is competitive with any business of the Company or any of its subsidiaries or affiliates in which the executive is or was engaged. The non-competition provisions do not apply if Kennametal terminates Mr. Rossi without cause. However, in case of termination for any reason, Mr. Rossi cannot disclose any of Kennametal’s confidential or trade secret information.

•	Assignment of Inventions. Mr. Rossi must assign to Kennametal all inventions conceived or made during his employment with Kennametal.

•
Termination. Mr. Rossi’s employment may be terminated by either party at any time, for any reason or no reason at all; provided, that the Company may only terminate Mr. Rossi’s employment with the approval and authorization of the Board.

•
Severance. If, with Board authorization, Kennametal involuntarily terminates Mr. Rossi’s employment prior to a change in control and not for cause, he will be entitled to 24 months of severance in the form of salary continuation.

•
Change in Control. The agreement provides for payments to Mr. Rossi if he resigns for good reason or if he is terminated by the Company without cause within six months prior to a change in control of the Company, or within 24 months following a change in control of the Company. In this event, he will receive a payment equal to two times his base salary and two times his target bonus.

There are no related-party transactions with respect to Mr. Rossi required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Transition of Ronald De Feo into Role of Executive Chairman
When Mr. Rossi starts his service with the Company as President and Chief Executive Officer in August 2017, Kennametal’s current President and Chief Executive Officer Ron De Feo will transition to the role of Executive Chairman of the Board of Directors. As part of the transition, Mr. De Feo will enter into a new letter agreement with Kennametal, effective as of August 1, 2017 to establish Mr. De Feo’s compensation under his new role with Kennametal. Under the terms of the letter agreement, Mr. De Feo will be entitled:

•	Annual base salary of $700,000, to be prorated based on actual days served in his new position.

•	Participation in the Company’s Annual Incentive Plan with a target bonus of 140% of annual base salary, to be prorated based on time in position.

•	Upon his termination, vesting of all grants awarded as to him for his service as President and Chief Executive Officer.

•	Upon his retirement from the board, vesting of all equity awarded to him for his service as a Director.
A copy of Mr. De Feo’s letter agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. The description of the letter agreement is not complete and is qualified in its entirety by reference to the agreement filed as an exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events.
On June 29, 2017, the Company issued a press release announcing Mr. Rossi’s appointment as President and Chief Executive Officer and Mr. De Feo’s appointment as Executive Chairman. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Letter Agreement with Mr. De Feo dated August 1, 2017	Filed herewith.
99.1	Press Release dated June 29, 2017	Filed herewith.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: June 29, 2017	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel